SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -----------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 30, 2000


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                              2-22791                         15-0277720
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(State or other jurisdiction        (Commission                    (IRS Employer
of incorporation)                   File Number)             Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6436









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ITEM 5.  OTHER ITEMS

On June 30, 2000, Agway Inc., through its subsidiary Agway Energy Products, LLC (Energy), sold six pipeline terminal storage facilities, located in New York and Pennsylvania, to Buckeye Partners, L.P. (Buckeye) for a total purchase price of $19,000,000. The sale is part of Energy's strategy to focus on growing its retail energy marketing business, and the sale is not expected to have a negative impact on Energy's customers or its operations. The agreement with Buckeye allows Energy to continue to utilize these storage facilities as part of its distribution network.


It is anticipated that Agway's pre-tax results from continuing operations for the year ended June 30, 2000 will reflect a gain on the sale of these terminals of approximately $12,900,000, although that gain may be offset in whole or in part by other items. Agway's financial results for the year ended June 30, 2000 will be included in Agway's annual report on Form 10-K, which is anticipated to be filed in September 2000.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   AGWAY INC.
                                  (Registrant)







Date            August 3, 2000                 By     /s/ PETER J. O'NEILL
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                                                        Peter J. O'Neill
                                                     Senior Vice President
                                                       Finance & Control
                                               (Principal Financial Officer and
                                                    Chief Accounting Officer)